SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 16, 2008

SKINS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51119	20-4711789
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1115 Broadway, 12th Floor New York, NY 10010
(Address of principal executive offices)

Registrant's telephone number, including area code:	(212) 561-5111

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2008, Skins Inc. (the “Company”) appointed Michael Solomon as its Chief Financial Officer.

Mr. Solomon will be paid $175,000 base salary per year and Mr. Solomon’s base salary will be increased to $200,000 per year after the Company completes a financing transaction in excess of $1 million. Mr. Solomon will also receive 150,000 shares of restricted common stock upon commencement of Mr. Solomon’s employment and an additional 250,000 shares of common stock three months from the commencement of his employment.

Mr. Solomon, 48, served as a Senior Vice President and Controller of Nexxar Group, Inc., a venture capital backed global money transmitter company, from September 2006 to April 2008. At Nexxar Group, Mr. Solomon was responsible for all external and internal financial reporting. From January 2006 to September 2006, Mr. Solomon served as the Chief Financial Officer of Startrak Systems LLC, a privately-held company focused on delivering wireless monitoring solutions to the refrigerated transportation industry, where he was responsible for creating a finance and accounting infrastructure necessary for the eventual sale of Startrak to a publicly held company. During 2005, Mr. Solomon served as an accounting consultant to the Worldwide Consolidations and Accounting Group of SonyBMG Music Entertainment. From 2003 to 2005, he served as the Chief Financial Officer of Shareholder International Corporation, a start-up company focusing on investor communications in Asia. From 1994-2003 Mr. Solomon was the Senior Vice President and Chief Financial Officer of Georgeson Shareholder Communications, Inc. and from 1991 to 2004, Mr. Solomon was the Vice President of Finance and Controller for Graff Pay-Per-View, Inc. From 1984-1991, Mr. Solomon worked in the middle-market group of Deloitte & Touche and from 1982 to 1984 Mr. Solomon was a staff accountant at Weinick, Sanders & Co., a regional accounting firm specializing in the apparel industry. Mr. Solomon is a Certified Public Accountant. He earned a Masters of Business Administration in Finance from Pace University in 1992 and in 1982 he earned a Bachelors of Science in Accounting from Fairleigh Dickinson University. Mr. Solomon is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Mr. Solomon is not related to any of the Company’s executive officers or directors, nor has he been a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD IN THE PRIVATE PLACEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Offer Letter for Employment of Michael Solomon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2008	SKINS INC.

/s/ Mark Klein
Name Mark Klein
Title: Chief Executive Officer